     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 18, 1997

                                                      REGISTRATION NO. 333-23407
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                                AMENDMENT NO. 5

                                       TO

                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                         AURORA BIOSCIENCES CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

            DELAWARE                          8731                         33-0669859
     (STATE OR JURISDICTION       (PRIMARY STANDARD INDUSTRIAL          I.R.S. EMPLOYER
      OF INCORPORATION OR         CLASSIFICATION CODE NUMBER)        IDENTIFICATION NUMBER
         ORGANIZATION)

                         11149 NORTH TORREY PINES ROAD
                           LA JOLLA, CALIFORNIA 92037
                                 (619) 452-5000
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------

                                TIMOTHY J. RINK
          CHAIRMAN OF THE BOARD, PRESIDENT AND CHIEF EXECUTIVE OFFICER
                         AURORA BIOSCIENCES CORPORATION
                         11149 NORTH TORREY PINES ROAD
                           LA JOLLA, CALIFORNIA 92037
                                 (619) 452-5000
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                            ------------------------

                                   COPIES TO:

              THOMAS A. COLL, ESQ.                          JEFFREY S. MARCUS, ESQ.
             ERIC J. LOUMEAU, ESQ.                          TAMARA POWELL TATE, ESQ.
               COOLEY GODWARD LLP                           MORRISON & FOERSTER LLP
        4365 EXECUTIVE DRIVE, SUITE 1100                  1290 AVENUE OF THE AMERICAS
              SAN DIEGO, CA 92121                              NEW YORK, NY 10104
                 (619) 550-6000                                  (212) 468-8000

                            ------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
   As soon as practicable after the Registration Statement becomes effective.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: [ ]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ________

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ________

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(a), MAY DETERMINE.

================================================================================

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this Amendment No. 5 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, County of San Diego, State of California, on the 18th day of June, 1997.


                                          By:       /s/ TIMOTHY J. RINK

                                            ------------------------------------
                                            Timothy J. Rink
                                            President and Chief Executive
                                              Officer


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 5 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                  SIGNATURE                                 TITLE                     DATE
---------------------------------------------   -----------------------------   ----------------

             /s/ TIMOTHY J. RINK                   Chairman of the Board,          June 18, 1997
---------------------------------------------   President and Chief Executive
     Timothy J. Rink, M.A., M.D., Sc.D.         Officer (Principal Executive
                                                          Officer)

                      *                          Senior Director of Finance        June 18, 1997
---------------------------------------------        and Administration
              Deborah J. Tower                    (Principal Financial and
                                                     Accounting Officer)
                      *                                   Director                 June 18, 1997
---------------------------------------------
          J. Gordon Foulkes, Ph.D.

                      *                                   Director                 June 18, 1997
---------------------------------------------
            James C. Blair, Ph.D.

                      *                                   Director                 June 18, 1997
---------------------------------------------
              Kevin J. Kinsella

                      *                                   Director                 June 18, 1997
---------------------------------------------
         Hugh Y. Rienhoff, Jr., M.D.

                      *                                   Director                 June 18, 1997
---------------------------------------------
                Lubert Stryer

                      *                                   Director                 June 18, 1997
---------------------------------------------
            Timothy J. Wollaeger

          * By: /s/ TIMOTHY J. RINK
---------------------------------------------
     Timothy J. Rink, M.A., M.D., Sc.D.
              Attorney-In-Fact

                                 EXHIBIT INDEX

EXHIBIT
NUMBER                               DESCRIPTION OF DOCUMENT                            PAGE
-------     --------------------------------------------------------------------------  ----
   1.1+     Form of Underwriting Agreement. ..........................................
   3.1+     Restated Certificate of Incorporation. ...................................
   3.2+     Amended and Restated Bylaws. .............................................
   3.3+     Certificate of Amendment of Restated Certificate of Incorporation. .......
   3.4+     Form of Restated Certificate of Incorporation, to be filed and become effective upon completion of the offering. ...............................
   3.5+     Form of Restated Bylaws to become effective upon completion of the offering. ................................................................
   4.1      Reference is made to Exhibits 3.1, 3.2, 3.3, 3.4 and 3.5. ................
   4.2+     Form of Common Stock Certificate. ........................................
   4.3+     Amended and Restated Investors' Rights Agreement dated as of December 27,
            1996 between the Registrant and the individuals and entities listed in the signature pages thereto. .................................................
   5.1+     Opinion of Cooley Godward LLP. ...........................................
  10.1+     Form of Indemnity Agreement entered into between Registrant and its directors and officers. ..................................................
  10.2+     Registrant's 1996 Stock Plan, as amended and restated (the "1996 Stock
            Plan"). ..................................................................
  10.3+     Form of Incentive Stock Option Agreement under the 1996 Stock Plan. ......
  10.4+     Form of Nonstatutory Stock Option Agreement under the 1996 Stock Plan. ...
  10.5+     Form of Restricted Stock Purchase Agreement under the 1996 Stock Plan. ...
  10.6+     Registrant's Employee Stock Purchase Plan and related offering document. ................................................................
  10.7+     Registrant's Non-Employee Directors' Stock Option Plan. ..................
  10.8+     Form of Nonstatutory Stock Option under Registrant's Non-Employee
            Directors' Stock Option Plan. ............................................
  10.9+     Employment Agreement dated January 23, 1996 between the Registrant and
            Timothy J. Rink, as subsequently amended on March 8, 1996. ...............
 10.10+     Employment Agreement dated August 6, 1996 between the Registrant and J.
            Gordon Foulkes. ..........................................................
 10.11+     Preferred Stock Purchase Agreement dated as of March 8, 1996 between the
            Registrant and the individuals and entities listed in the signature pages thereto. .................................................................
 10.12+     Series D Preferred Stock Purchase Agreement dated as of December 27, 1996 between the Registrant and the individual and entities listed in the signature pages thereto. .................................................
 10.13+     SubLease dated May 29, 1996 between the Registrant and Torrey Pines
            Science Center Limited Partnership, as subsequently amended on August 31,
            1996. ....................................................................
 10.14+     Master Lease Agreement dated May 17, 1996 between the Registrant and Lease
            Management Services Incorporated. ........................................
 10.15+     Equipment Financing Agreement dated May 17, 1996 between the Registrant and Lease Management Services Incorporated. ..............................
 10.16+     Security Deposit Pledge Agreement dated May 17, 1996 between the
            Registrant and Lease Management Services Incorporated. ...................

EXHIBIT
NUMBER                               DESCRIPTION OF DOCUMENT                            PAGE
-------     --------------------------------------------------------------------------  ----
  10.17*+   Exclusive License Agreement for Fluorescent Assay Technologies dated June
            17, 1996 between the Registrant and The Regents of the University of
            California. ..............................................................
  10.18*+   License Agreement dated August 2, 1996 between the Registrant and
            California Institute of Technology. ......................................
  10.19*+   License Agreement dated October 4, 1996 between the Registrant and the
            State of Oregon, acting by and through the State Board of Higher Education on behalf of the University of Oregon. ...................................
  10.20*+   Research Agreement dated April 2, 1996 between the Registrant and Sequana
            Therapeutics, Inc. .......................................................
  10.21*+   Collaboration and License Agreement effective as of April 24, 1996 between the Registrant and Packard Instrument Company, Inc. ......................
  10.22*+   Collaborative Research and License Agreement dated November 26, 1996 between the Registrant and Bristol-Myers Squibb Pharmaceutical Research
            Institute. ...............................................................
  10.23*+   Collaborative Research and License Agreement dated December 18, 1996 between the Registrant and Eli Lilly and Company. ........................
  10.24*+   Collaboration Agreement effective as of February 1, 1997 between the
            Registrant and Allelix Biopharmaceuticals Inc. ...........................
 10.25+     Multi-Tenant Industrial Lease dated April 7, 1997 between the Registrant and AEW/LBA Acquisition Co. II, LLC, as subsequently amended on June 12,
            1997. ....................................................................
  11.1+     Computation of Net Loss per Share. .......................................
  23.1      Consent of Ernst & Young LLP, Independent Auditors. ......................
  23.2+     Consent of Cooley Godward LLP. Reference is made to Exhibit 5.1. .........
  23.3+     Consent of Fish & Richardson P.C. ........................................
  24.1+     Power of Attorney. Reference is made to page II-6. .......................

---------------

* Confidential Treatment has been requested with respect to certain portions of this exhibit. Omitted portions have been filed separately with the Securities and Exchange Commission.

+ Previously filed.